Exhibit 99.1

600 Travis Street Suite 5200 Houston, Texas 77002 Contact: Roland O. Burns Chief Financial Officer (972) 668-8811 Web site: www.boisdarcenergy.com

NEWS RELEASE

For Immediate Release

BOIS d'ARC ENERGY, INC. REPORTS
THIRD QUARTER 2007 FINANCIAL AND OPERATING RESULTS

HOUSTON, TEXAS, November 5, 2007– Bois d'Arc Energy, Inc. ("Bois d'Arc" or the "Company") (NYSE: BDE) today reported financial and operating results for the quarter and nine months ended September 30, 2007.

Third Quarter 2007 Financial Results

Bois d'Arc reported an 83% increase in net income to $21.2 million, or 32¢ per diluted share, for the three months ended September 30, 2007 as compared to 2006's third quarter net income of $11.6 million, or 18¢ per diluted share.  The increase in profits in the quarter was driven by strong production growth.  Bois d'Arc's production in the third quarter of 2007 increased to 10.9 billion cubic feet equivalent of natural gas ("Bcfe"), 31% higher than production of 8.3 Bcfe in the third quarter of 2006.  The average realized oil price in 2007's third quarter of $77.50 per barrel increased 11% over 2006's third quarter average oil price of $70.01 per barrel.  The Company's average realized natural gas price of $6.46 per Mcf in 2007's third quarter was 4% lower than the $6.72 per Mcf realized in 2006's third quarter.  The strong production growth resulted in a 31% increase in Bois d'Arc's third quarter oil and gas sales to $88.0 million from $67.0 million in 2006's third quarter.  The higher revenues also drove cash flow higher in the quarter.  Operating cash flow (before changes in working capital accounts) of $63.1 million in the third quarter was 31% higher than 2006's third quarter cash flow of $48.1 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses increased 33% to $69.9 million over 2006's third quarter EBITDAX of $52.4 million.

For the nine months ended September 30, 2007, Bois d'Arc reported net income of $50.5 million or $0.75 per diluted share as compared to net income of $43.1 million ($0.67 per diluted share) for the nine months ended September 30, 2006.  Oil and gas sales for the first nine months of 2007 were $255.2 million as compared to $188.4 million for the nine months ended September 30, 2006.  Production in the first nine months of 2007 totaled 31.5 Bcfe, an increase of 40% over production of 22.6 Bcfe for the same period in 2006.  Prices realized by the Company during the nine months ended September 30, 2007 averaged $7.10 per Mcf of natural gas and $67.99 per barrel of oil as compared to $7.27 per Mcf of natural gas and $67.00 per barrel of oil in the same period in 2006.  Operating cash flow (before changes in working capital accounts) for the nine months ended September 30, 2007, was $191.1 million as compared to $136.2 million in the same period in 2006.  EBITDAX totaled $209.4 million in the first nine months of 2007 as compared to $147.1 million in the first nine months of 2006.

Bois d'Arc spent $172.1 million during the first nine months of 2007 for its exploration and development activities, comprised of $167.1 million in capital expenditures for lease acquisition, drilling, facilities and other development activity and $5.0 million for seismic data acquisition and other geologic and geophysical costs.  Since the beginning of 2007, Bois d'Arc has drilled six (5.6 net) successful wells out of a total of fourteen (11.0 net) wells drilled.  Despite the lower drilling success rate, Bois d'Arc has had successful results from its exploration focused drilling program.  Bois d'Arc estimates that 2007 discoveries and the performance of its M-8 Sand water flood project at its Ship Shoal 113 unit have added in excess of 100 Bcfe of net proved reserves in 2007.

During the last quarter of 2007, the Company expects to make an additional $48.0 million in capital expenditures.  Bois d'Arc is currently drilling a development well in the Ship Shoal 113 Unit and will then drill an 18,500 foot well to test its "Chinook" prospect in South Pelto block 21.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Bois d'Arc Energy is a growing independent exploration company engaged in the discovery and production of oil and natural gas in the Gulf of Mexico.  The Company's stock is traded on the New York Stock Exchange under the symbol "BDE".

BOIS d'ARC ENERGY, INC.
CONSOLIDATED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Oil and gas sales	$87,987	$66,996	$255,215	$188,436
Operating expenses:
Oil and gas operating	16,975	13,538	42,559	37,799
Exploration	4,335	8,069	33,058	16,318
Depreciation, depletion and amortization	28,279	21,732	85,573	52,620
Impairment	344	586	344	1,432
General and administrative, net	3,013	3,030	9,039	8,912

Total operating expenses	52,946	46,955	170,573	117,081

Income from operations	35,041	20,041	84,642	71,355

Other income (expenses):
Interest income	154	115	397	241
Other income	115	142	389	469
Interest expense	(2,453)	(1,882)	(7,048)	(4,528)

Total other expenses	(2,184)	(1,625)	(6,262)	(3,818)

Income before income taxes	32,857	18,416	78,380	67,537
Provision for income taxes	(11,628)	(6,832)	(27,847)	(24,389)

Net income	$21,229	$11,584	$50,533	$43,148

Net income per share:
Basic	$0.32	$0.18	$0.77	$0.69
Diluted	$0.32	$0.18	$0.75	$0.67

Weighted average common and common stock equivalent shares outstanding:
Basic	65,529	63,548	65,270	62,806
Diluted	67,326	65,328	67,080	64,755

BOIS d'ARC ENERGY, INC.
CONSOLIDATED OPERATING RESULTS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Cash flow from operations:
Net cash provided by operating activities	$65,567	$53,944	$176,003	$137,971
Excess tax benefit from stock-based compensation	(26)	29	23	29
Decrease in accounts receivable	(9,080)	(1,504)	(4,514)	(5,976)
Increase (decrease) in prepaid expenses	(2,790)	2,490	(169)	3,175
Decrease (increase) in accounts payable and accrued expenses	9,411	(6,812)	19,716	1,015
Cash flow from operations	$63,082	$48,147	$191,059	$136,214

EBITDAX:
Net income	$21,229	$11,584	$50,533	$43,148
Interest expense	2,453	1,882	7,048	4,528
Income tax expense	11,628	6,832	27,847	24,389
Depreciation, depletion and amortization	28,279	21,732	85,573	52,620
Impairment	344	586	344	1,432
Stock-based compensation	1,634	1,693	5,005	4,712
Exploration expense	4,335	8,069	33,058	16,318
EBITDAX	$69,902	$52,378	$209,408	$147,147

	As of September 30,
	2007	2006
Balance Sheet Data:
Cash and cash equivalents	$14,746	$25,831
Other current assets	44,550	41,828
Property and equipment, net	884,292	793,836
Other	586	859
Total assets	$944,174	$862,354

Current liabilities	$46,966	$66,761
Long-term debt	100,000	105,000
Deferred income taxes	173,398	146,662
Reserve for future abandonment costs	51,129	40,862
Stockholders' equity	572,681	503,069
Total liabilities and stockholders' equity	$944,174	$862,354

BOIS d'ARC ENERGY, INC.
CONSOLIDATED OPERATING RESULTS
(In thousands, except per unit amounts)

	Three Months Ended September 30,
	2007	2006

Oil production (thousand barrels)	448	370
Gas production (million cubic feet – Mmcf)	8,241	6,106
Total production (Mmcfe)	10,930	8,328

Oil sales	$34,738	$25,935
Gas sales	53,249	41,061
Total oil and gas sales	$87,987	$66,996

Average oil price (per barrel)	$77.50	$70.01
Average gas price (per thousand cubic feet – Mcf)	$6.46	$6.72
Average price (per Mcf equivalent)	$8.05	$8.04
Lifting cost(1)	$16,975	$13,538
Lifting cost (per Mcf equivalent)	$1.55	$1.63

Oil and gas capital expenditures:
Acquisition of producing properties	$—	$17,166
Leasehold costs	1,377	97
Exploration drilling	16,896	22,980
Development drilling	18,908	17,191
Other development costs	7,724	20,066
Total	$44,905	$77,500

(1) Includes production taxes of $670 and $505 for the three months ended September 30, 2007 and 2006, respectively.

	Nine Months Ended September 30,
	2007	2006

Oil production (thousand barrels)	1,233	1,033
Gas production (million cubic feet – Mmcf)	24,136	16,388
Total production (Mmcfe)	31,535	22,587

Oil sales	$83,844	$69,215
Gas sales	171,371	119,221
Total oil and gas sales	$255,215	$188,436

Average oil price (per barrel)	$67.99	$67.00
Average gas price (per thousand cubic feet – Mcf)	$7.10	$7.27
Average price (per Mcf equivalent)	$8.09	$8.34
Lifting cost(2)	$42,559	$37,799
Lifting cost (per Mcf equivalent)	$1.35	$1.67

Oil and gas capital expenditures:
Acquisition of producing properties	$—	$18,178
Leasehold costs	1,727	2,108
Exploration drilling	82,275	87,771
Development drilling	41,268	39,027
Other development costs	41,799	44,714
Total	$167,069	$191,798

(2) Includes production taxes of $1,720 and $1,224 for the nine months ended September 30, 2007 and 2006, respectively.